Exhibit 16

POWER OF ATTORNEY

Each of the undersigned officers and trustees of ING Clarion Real Estate Income Fund ("IIA") and ING Clarion Global Real Estate Income Fund ("IGR" and, together with IIA, the "Funds"), each a statutory trust formed under the laws of the State of Delaware, do constitute and appoint T. Ritson Ferguson and Jonathan A. Blome, and each of them, his or her true and lawful attorneys and agents, each with full power and authority (acting alone and without the other) to execute in the name and on behalf of each of the undersigned as such officer or trustee, a Registration Statement on Form N-14 (the "Registration Statement"), including any pre-effective amendments and/or any post-effective amendments thereto, and any other filings with federal, state or local authorities or any regulatory authorities or stock exchanges that may be deemed by the officers of the Funds to be necessary or desirable in connection with the transactions contemplated therein, such transactions including, but not limited to, the termination of IIA's registrations under the Investment Company Act of 1940, as amended (the "1940 Act"), the delisting of IIA's securities from all stock exchanges and the dissolution of IIA under applicable state law, and to file the same under the Securities Act of 1933, as amended, the 1940 Act, applicable state law or the rules of any regulatory authority or stock exchanges, or otherwise, with respect to the registration or offering of IGR's shares of common stock, par value $0.001 per share and the completion of the other transactions contemplated by the Registration Statement and this Power of Attorney or necessary or incidental thereto; granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 16th day of June, 2009.

/s/ T. Ritson Ferguson
T. Ritson Ferguson
Trustee, President and
Chief Executive Officer

/s/ Jonathan A. Blome
Jonathan A. Blome
Chief Financial Officer

/s/ Jarrett B. Kling
Jarrett B. Kling
Trustee

/s/ Asuka Nakahara
Asuka Nakahara
Trustee

/s/ Frederick S. Hammer
Frederick S. Hammer
Trustee

/s/ Richard L. Sutton
Richard L. Sutton
Trustee

/s/ John Bartholdson
John Bartholdson
Trustee